Exhibit 99.1

FOR IMMEDIATE RELEASE

Osmotica Pharmaceuticals plc Reports Second Quarter 2020 Results and Provides Business Updates

Second quarter 2020 total revenue of $37.5 million

Received U.S Food and Drug Administration (“FDA”) approval for Upneeq™ (oxymetazoline hydrochloride ophthalmic solution), 0.1% for acquired blepharoptosis (ptosis or droopy eyelid) in adults

Entered into exclusive license agreement with Santen Pharmaceutical Co. Ltd. in Japan, Asia and EMEA for RVL-1201 (Upneeq)

User fee goal date of December 29, 2020 set by FDA for arbaclofen extended release (“ER”) tablets for spasticity in Multiple Sclerosis patients

Bridgewater, NJ, August 11, 2020 – Osmotica Pharmaceuticals plc (Nasdaq: OSMT) (“Osmotica” or the “Company”), a fully integrated biopharmaceutical company, today announced business highlights and financial results for the three months ended June 30, 2020.

“The past several months have been extremely productive, achieving several critical milestones. In July, we received FDA approval for Upneeq, our first-in-class pharmacologic treatment for acquired ptosis in adults. This is truly an exciting opportunity for patients who have never had a non-surgical solution available to treat what is more commonly known as ‘droopy eyelid.’ This accomplishment is the culmination of our rigorous clinical program that demonstrated the safety, efficacy and tolerability of this once-a-day eye drop. We are now ready to introduce Upneeq to doctors and their patients and look forward to making the product commercially available after Labor Day,” said Brian Markison, Chief Executive Officer of Osmotica Pharmaceuticals.

“We are delighted to have entered into an exclusive license agreement with Santen Pharmaceutical Co., Ltd., a premier global ophthalmology focused company with an extensive international footprint and stellar reputation. This transaction allows us to address the large worldwide unmet need for patients with acquired blepharoptosis, and we are pleased to give eyecare professionals in Japan, Asia and EMEA access to this new therapeutic option,” continued Markison.

“As planned, we completed our clinical development program for arbaclofen ER for spasticity in Multiple Sclerosis patients and resubmitted our New Drug Application (“NDA”). The FDA has accepted the application and set a user fee goal date of December 29, 2020. These accomplishments set the stage for an exciting period of growth for our company as we continue to execute our strategic vision,” concluded Markison.

Second Quarter 2020 Financial Highlights

•	Total revenues were $37.5 million, compared to $57.5 million in the second quarter of 2019;

•	Net loss was $13.0 million, compared to a net loss of $124.9 million in the second quarter of 2019;

•	Adjusted EBITDA[1] was $2.3 million, compared to Adjusted EBITDA of $14.5 million in the second quarter of 2019; and

•	Cash and cash equivalents were $140.4 million, and debt (net of deferred financing costs) was $268.5 million as of June 30, 2020.

1Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is more fully described and reconciled from net loss determined under U.S. generally accepted accounting principles (“GAAP”) in “Presentation of Non-GAAP Measures” and the attached table “Osmotica Pharmaceuticals plc GAAP to Non-GAAP Reconciliations.”

Second Quarter 2020 Financial Results

Total revenues for the three months ended June 30, 2020 were $37.5 million, compared to $57.5 million for the three months ended June 30, 2019. Net product sales decreased by $20.9 million to $35.3 million for the three months ended June 30, 2020, as compared to $56.2 million for the three months ended June 30, 2019. Net sales of methylphenidate ER (including M-72) decreased 47% during the quarter due to price erosion from generic competitors resulting in significantly lower net selling prices and volumes. Net sales of venlafaxine extended-release tablets (VERT) decreased 76% reflecting additional generic competition resulting in lower volumes and net realized selling prices. The Company expects that additional competition for both methylphenidate ER and VERT from current competitors, as well as additional generic product approvals and launches in the future, if any, will continue to negatively affect sales of these products during the remainder of 2020 and in future years. VERT sales were favorably impacted by $1.3 million in the aggregate related to product returns during the three months ended June 30, 2020 based on actual experience. There can be no assurance that actual product returns experience and other adjustments will continue to favorably impact net sales for the remainder of 2020 or in future periods.

Selling, general and administrative expenses decreased $8.9 million during the three months ended June 30, 2020 to $16.6 million as compared to $25.5 million in the three months ended June 30, 2019. The decrease in our selling, general and administrative expenses reflects lower expenses associated with a salesforce reduction in the first quarter of 2020, combined with lower spending on marketing and general and administrative expenses during the second quarter of 2020.

Research and development expenses increased by $0.4 million in the three months ended June 30, 2020 to $5.8 million as compared to $5.4 million in the three months ended June 30, 2019. The increase reflects costs associated with the preparation of the filing of the amended NDA for arbaclofen ER and increased costs associated with medical education programs partially offset by the cost of manufacturing development batches of Osmolex in the three month period ended June 30, 2019, which costs were not present in 2020.

Net loss for the second quarter of 2020 was $13.0 million, compared to a net loss of $124.9 million in the second quarter of 2019.

During the second quarter of 2020, we recognized an intangible asset impairment charge of $3.6 million, reflecting the write-off of a developed technology asset, as compared with intangible asset impairment charges of $125.8 million in the second quarter of 2019.

Adjusted EBITDA for the second quarter of 2020 was $2.3 million, compared to Adjusted EBITDA of $14.5 million for the second quarter of 2019.

For a reconciliation of Adjusted EBITDA to net loss (income), the most comparable GAAP financial measure, please see the “Osmotica Pharmaceuticals plc GAAP to Non-GAAP Reconciliations” table at the end of this press release.

Liquidity

As of June 30, 2020, we had cash and cash equivalents of $140.4 million and borrowing capacity under our revolving credit facility of $50.0 million. In July 2020, we completed an equity offering generating net proceeds of $30.4 million. Additionally, on July 28, 2020, we announced a licensing transaction with Santen Pharmaceutical Co., Ltd. pursuant to which we received an upfront cash payment of $25 million. As of June 30, 2020, we also had $271.3 million aggregate principal amount borrowed under our term loans. The Company is prepaying $25 million of term loans as part of its strategy to reduce financial leverage.

Presentation of Non-GAAP Measures

In addition to the results provided in accordance with GAAP throughout this press release, the Company has presented Adjusted EBITDA, which is a non-GAAP measure. Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”) adjusted for (i) non-operating income or expense, and (ii) the impact of certain non-cash, nonrecurring or other items that are included in net loss and EBITDA that we do not consider indicative of our ongoing operating performance. In particular, Adjusted EBITDA excludes the following from EBITDA, as applicable: impairment of intangible assets and fixed assets, impairment of goodwill, share compensation expense, loss on debt extinguishment, management fees, public offering expenses, foreign currency translation, severance expenses and legal and contractual settlements and litigation reserves. We use Adjusted EBITDA for business planning purposes, in assessing our performance and determining the compensation of substantially all of our employees, including our executive officers, and in measuring our performance relative to that of our competitors. We also believe that Adjusted EBITDA provides investors with useful information to understand our operating results and analyze financial and business trends on a period-to-period basis. Adjusted EBITDA has important limitations as an analytical tool, however, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is not intended to replace, and should not be considered superior to, the presentation of our financial results in accordance with GAAP. Our definition of Adjusted EBITDA may differ from similar measures reported by other companies and may not be comparable to other similarly titled measures. Adjusted EBITDA is reconciled from the net loss as determined under GAAP in the attached table “Osmotica Pharmaceuticals plc GAAP to Non-GAAP Reconciliations.”

Forward Looking Statements

This press release includes statements that express the Company’s opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” The Company’s actual results may vary significantly from the results anticipated in these forward-looking statements, which can generally be identified by the use of forward-looking terminology, including the terms “believes,” “expects,” “may,” “will,” “should,” “seeks,” “projects,” “approximately,” “intends,” “plans,” “estimates” or “anticipates,” or, in each case, their negatives or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They include statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, financial guidance, growth plan, strategies, trends and other events, particularly relating to sales of current products and the development, approval and introduction of new products, FDA and other regulatory applications, approvals and actions, the continuation of historical trends, and the sufficiency of our cash balances and cash generated from operating and financing activities for future liquidity and capital resource needs. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place significant reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include the following: our business may be adversely affected by the ongoing coronavirus outbreak; our ability to successfully develop or commercialize new products, or do so on a timely or cost effective basis; our dependence on a limited number of products; failures of or delays in clinical trials or other delays in obtaining regulatory approval or commencing product sales for new products; the impact of legal proceedings; our ability to service our substantial debt; our ability to raise additional capital; the impact of competition from both brand and generic companies; any interruption at our manufacturing facility, our warehouses or at facilities operated by third parties that we rely on for our products; our dependence on our major customers; our ability to develop and maintain our sales capabilities; the impact of any litigation related to allegations of infringement of intellectual property; any changes to the coverage and reimbursement levels for our products by governmental authorities and other third-party payors as a result of healthcare reform or otherwise; the impact of any changes in the extensive governmental regulation that we face; manufacturing or quality control issues that we may face; and other risks and uncertainties more fully described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 and other filings that the Company makes with the Securities and Exchange Commission. These forward-looking statements speak only as of the time of this release and we do not undertake to publicly update or revise them, whether as a result of new information, future events or otherwise, except as required by law.

Conference Call

As previously announced, Osmotica management will host its second quarter 2020 conference call and provide a business update as follows:

Date	Tuesday, August 11, 2020
Time	4:30 p.m. ET
Toll free (U.S.)	(866) 672-5029
International	(409) 217-8312
Webcast (live and replay)	www.osmotica.com, under the “Investor & News” section
Conference call ID	5287688

The webcast will be archived for 30 days at the aforementioned URL.

About Osmotica Pharmaceuticals plc

Osmotica Pharmaceuticals plc is a fully integrated biopharmaceutical company focused on the development and commercialization of specialty products that target markets with underserved patient populations. Vertical Pharmaceuticals, LLC represents the Company’s diversified branded portfolio and Trigen Laboratories, LLC represents the non-promoted products including complex generic formulations. RVL Pharmaceuticals, Inc. is the Company’s ophthalmic subsidiary supporting Upneeq.

Osmotica has operations in the United States, Argentina, and Hungary.

Investor and Media Relations for Osmotica Pharmaceuticals plc

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Osmotica Pharmaceuticals plc

Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2020
	(Unaudited)	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$140,376	$95,865
Trade accounts receivable, net	17,024	43,914
Inventories, net	20,301	21,305
Prepaid expenses and other current assets	9,091	11,546
Total current assets	186,792	172,630
Property, plant and equipment, net	29,281	30,238
Operating lease assets	3,658	4,983
Intangibles, net	141,643	153,986
Goodwill	100,855	100,855
Other non-current assets	468	563
Total assets	$462,697	$463,255

Liabilities and Shareholders' Equity
Current liabilities:
Trade accounts payable	$8,798	$8,495
Accrued liabilities	48,353	65,253
Current portion of obligation under finance leases	89	127
Current portion of lease liability	1,650	2,062
Total current liabilities	58,890	75,937
Long-term debt, net of non-current deferred financing costs	268,522	267,950
Long-term portion of obligation under finance leases	17	44
Long-term portion of lease liability	2,175	3,116
Deferred taxes	2,182	1,500
Total liabilities	331,786	348,547
Commitments and contingencies
Shareholders' equity
Ordinary shares	588	518
Additional paid in capital	521,655	489,440
Accumulated deficit	(389,103)	(373,021)
Accumulated other comprehensive loss	(2,229)	(2,229)
Total shareholders' equity	130,911	114,708
Total liabilities and shareholders' equity	$462,697	$463,255

Osmotica Pharmaceuticals plc

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net product sales	$35,300	$56,215	$82,608	$112,615
Royalty revenue	1,574	780	2,443	1,501
Licensing and contract revenue	658	537	1,130	543
Total revenues	37,532	57,532	86,181	114,659
Cost of goods sold (inclusive of amortization of intangibles)	19,995	32,644	40,585	61,847
Gross profit	17,537	24,888	45,596	52,812
Selling, general and administrative expenses	16,555	25,511	37,731	47,168
Research and development expenses	5,771	5,360	11,459	15,125
Impairment of intangibles	3,618	125,766	3,618	125,766
Total operating expenses	25,944	156,637	52,808	188,059
Operating loss	(8,407)	(131,749)	(7,212)	(135,247)
Interest expense and amortization of debt discount	3,740	4,552	7,804	9,052
Other non-operating (gain) loss	659	15	(87)	(542)
Total other non-operating expense	4,399	4,567	7,717	8,510
Loss before income taxes	(12,806)	(136,316)	(14,929)	(143,757)
Income tax benefit (expense)	(193)	11,447	(1,152)	12,201
Net and other comprehensive loss	$(12,999)	$(124,869)	$(16,081)	$(131,556)
Loss per share attributable to shareholders
Basic and Diluted	$(0.22)	$(2.38)	$(0.27)	$(2.50)
Weighted average shares basic and diluted
Basic and Diluted	58,863,508	52,518,924	58,560,842	52,518,924

Osmotica Pharmaceuticals plc

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,081)	$(131,556)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	11,150	35,991
Share compensation	2,328	2,496
Loss on sale of fixed and leased assets	212	53
Impairment of intangibles	3,618	125,766
Deferred income tax benefit	682	(11,460)
Bad debt provision	10	(157)
Amortization of deferred financing and loan origination fees	667	656
Change in operating assets and liabilities:
Trade accounts receivable, net	26,880	(11,561)
Inventories, net	1,004	(3,492)
Prepaid expenses and other current assets	2,454	6,816
Trade accounts payable	304	(5,953)
Accrued and other current liabilities	(16,927)	(11,758)
Net cash provided by (used in) operating activities	16,301	(4,159)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of fixed and leased assets	49	-
Payments on disposal of leased assets	(138)	-
Purchase of property, plant and equipment	(1,591)	(2,091)
Net cash used in investing activities	(1,680)	(2,091)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on finance lease obligations	(66)	(64)
Proceeds from public offering, net of issuance costs	31,791	-
Repurchases of ordinary shares	(1,086)	-
Payments for taxes related to net share settlement of equity awards	(749)	-
Proceeds from insurance financing loan	-	1,314
Repayment of insurance financing loan	-	(2,097)
Net cash provided by (used in) financing activities	29,890	(847)
Net change in cash and cash equivalents	44,511	(7,097)
Cash and cash equivalents, beginning of period	95,865	70,834
Cash and cash equivalents, end of period	$140,376	$63,737

Osmotica Pharmaceuticals

Financial Highlights

(In thousands, execpt for per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change

Total Revenues	$37,532	57,532	-35%	$86,181	114,659	-25%
Net Income (Loss)	(12,999)	(124,869)	-90%	(16,081)	(131,556)	-88%
Income (Loss) per unit	$(12.99)	$(124.80)		$(16.07)	$(131.49)

Osmotica Pharmaceuticals plc

GAAP to Non-GAAP Reconciliations

Adjusted EBITDA (Unaudited)

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net loss	$(12,999)	$(124,869)	$(16,081)	$(131,556)
Interest expense and amortization of debt discount	3,740	4,552	7,804	9,052
Income tax benefit	193	(11,447)	1,152	(12,201)
Depreciation and amortization expense	5,587	17,999	11,150	35,991

EBITDA	(3,479)	(113,765)	4,025	(98,714)

Impairment of intangibles	3,618	125,766	3,618	125,766
Management fees	-	-	-	(43)
Severance expenses	114	181	2,079	363
FX translation	63	(11)	122	211
Legal expenses	-	1,003	-	1,003
Public offering expenses	18	-	546	-
Share compensation expense	1,222	1,327	2,238	2,496
Other	733	-	733	-

Adjusted EBITDA	$2,289	$14,501	$13,361	$31,082